Exhibit 99

Scripps Networks Interactive reports third quarter financial results

•	Revenues of $617 million, up 9.0 percent

•	Segment profit of $262 million, up 4.4 percent

•	Net income attributable to SNI of $0.87 per share, up 12 percent

For immediate release

Nov. 7, 2013

KNOXVILLE, Tenn. – Scripps Networks Interactive, Inc. (NYSE: SNI) today reported operating results for the third quarter 2013.

“Scripps Networks Interactive delivered another strong quarter of growth during the third quarter, driven by the tremendous popularity of our lifestyle television networks,” said Kenneth W. Lowe, chairman, president and chief executive officer. “We’ve created a valuable portfolio of lifestyle networks – as well as industry-leading websites and apps – that attract a highly engaged and upscale audience of food, home and travel enthusiasts.”

Consolidated revenues for the quarter increased 9.0 percent to $617 million from the prior-year period. Results for the three-month period ended Sept. 30 reflect advertising revenue of $410 million, up 8.7 percent, and affiliate fee revenue of $191 million, up 9.0 percent year over year.

Expenses for the quarter increased 13 percent from the prior-year period to $355 million. The increase was driven by higher program amortization expense reflecting the company’s investments to drive viewership at all of its lifestyle television networks. Also contributing to the expense growth were increased investments in international and digital growth initiatives.

Total segment profit increased 4.4 percent to $262 million. (See reconciliation of non-GAAP financial measures for a definition of segment profit.)

Equity in earnings of affiliates increased 35 percent to $15.2 million, due to increased contributions from our investments in HGTV Canada and Food Network Canada, and improved performance from HGTV and Food Network magazines.

Third quarter net income attributable to Scripps Networks Interactive was $129 million, or $0.87 per diluted share, compared with $118 million, or $0.78 per diluted share, in the third quarter 2012.

Segment results

(in thousands)	Three months ended			Nine months ended
	September 30,			September 30,
	2013	2012	Change	2013	2012	Change

Segment operating revenues:
Lifestyle Media	$594,941	$551,917	7.8%	$1,823,103	$1,671,516	9.1%
Corporate and other	23,184	14,269	62.5%	54,535	31,011	75.9%
Intersegment eliminations	(1,224)			(1,224)	(10)

Total operating revenues	$616,901	$566,186	9.0%	$1,876,414	$1,702,517	10.2%

Segment profit (loss):
Lifestyle Media	$291,340	$273,033	6.7%	$921,370	$848,089	8.6%
Corporate and other	(29,304)	(21,967)	33.4%	(92,179)	(73,107)	26.1%

Total segment profit	$262,036	$251,066	4.4%	$829,191	$774,982	7.0%

Lifestyle media revenues in the third quarter of 2013 increased 7.8 percent to $595 million driven by advertising and affiliate fee revenue growth. On-air television advertising revenue increased 9.2 percent, partially offset by a decrease in digital advertising. Total advertising revenue for the lifestyle media segment grew 7.5 percent to $403 million. The decrease in digital advertising was due in part to a planned organizational restructuring to better align digital sales with technology platforms and lifestyle categories. Affiliate fee revenue grew 8.9 percent to $183 million due to higher rates, a reduction of launch fee amortization and the benefit of online video distribution arrangements.

Lifestyle media segment profit increased 6.7 percent to $291 million reflecting the revenue growth, partially offset by higher program amortization expense.

Corporate and other revenues, which are primarily international operations, increased 63 percent to $23.2 million. This increase was largely due to the April 12, 2013, acquisition of Asian Food Channel, the growth in the existing international operations and the launch of uLive.com.

Corporate and other segment loss increased 33 percent to $29.3 million. This increase was driven primarily by continued investments in international operations and digital business initiatives.

Share repurchase program

For the quarter ended Sept. 30, the company repurchased 46,000 shares under its stock repurchase program, for an aggregate purchase price of $3.1 million. As of Sept. 30, the company had $647 million remaining in its $1 billion stock repurchase authorization.

Conference call

The senior management team of Scripps Networks Interactive will discuss the company’s third quarter results during a telephone conference call at 10 a.m. ET today. Scripps Networks Interactive will offer a live webcast of the conference call. To access the webcast, visit www.scrippsnetworksinteractive.com and follow the Investors link at the top of the page. The webcast link can be found next to the microphone icon on the investor relations landing page.

To access the conference call by telephone, dial 877-209-9920 (U.S.) or 612-332-1210 (international) approximately ten minutes before the start of the call. Callers will need the name of the call, “SNI Third Quarter Earnings Call,” to be granted access. Callers also will be asked to provide their name and company affiliation. The media and general public are granted access to the conference call on a listen-only basis.

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A replay line will be open from 12:30 p.m. ET Nov. 7 until 11:59 p.m. ET Nov. 21. The domestic number to access the replay is 800-475-6701 and the international number is 320-365-3844. The access code for both numbers is 305254. A replay of the conference call also will be available online. To access the audio replay, visit www.scrippsnetworksinteractive.com approximately four hours after the call, choose Investors then follow the Audio Archives link on the top right side of the investor relations landing page.

Forward-looking statements

This press release contains certain forward-looking statements related to the company’s businesses that are based on management’s current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The company’s written policy on forward-looking statements can be found on page F-3 of its 2012 Form 10-K filed with the Securities and Exchange Commission.

The company undertakes no obligation to publicly update any forward-looking statements to reflect events or circumstances after the date the statement is made.

About Scripps Networks Interactive

Scripps Networks Interactive (NYSE: SNI) is one of the leading developers of engaging lifestyle content in the home, food and travel categories for television, the Internet and emerging platforms. The company’s lifestyle media portfolio comprises popular television and Internet brands HGTV, DIY Network, Food Network, Cooking Channel, Travel Channel and Great American Country, which collectively reach more than 170 million consumers each month. Companion websites complement on-air programming with video and social media that inform and inspire. Scripps’ global networks reach millions of consumers across Asia, Europe, the Middle East and Africa. Scripps Networks Interactive is headquartered in Knoxville, Tenn. For more information, please visit http://www.scrippsnetworksinteractive.com.

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Contact: Scripps Networks Interactive, Inc.

Investors: Mike Gallentine, 865-560-4473, mgallentine@scrippsnetworks.com

Media: Lee Hall, 865-560-3853, LHall@scrippsnetworks.com

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SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)	Three months ended September 30,			Nine months ended September 30,
(in thousands, except per share data)	2013	2012	Change	2013	2012	Change

Operating revenues	$616,901	$566,186	9.0%	$1,876,414	$1,702,517	10.2%
Cost of services, excluding depreciation and amortization of intangible assets	(178,221)	(156,297)	14.0%	(510,649)	(444,981)	14.8%
Selling, general and administrative	(176,644)	(158,823)	11.2%	(536,574)	(482,554)	11.2%
Depreciation and amortization of intangible assets	(29,514)	(28,978)	1.8%	(85,768)	(79,432)	8.0%
Gains (losses) on disposal of property and equipment	(95)	(16)		(1,570)	(102)

Operating income	232,427	222,072	4.7%	741,853	695,448	6.7%
Interest expense	(12,337)	(12,518)	(1.4)%	(36,679)	(37,945)	(3.3)%
Equity in earnings of affiliates	15,180	11,240	35.1%	61,172	46,267	32.2%
Miscellaneous, net	(626)	1,667		(344)	12,689

Income from operations before income taxes	234,644	222,461	5.5%	766,002	716,459	6.9%
Provision for income taxes	(64,174)	(65,653)	(2.3)%	(234,002)	(211,277)	10.8%

Net income	170,470	156,808	8.7%	532,000	505,182	5.3%
Net income attributable to noncontrolling interests	(41,467)	(38,398)	8.0%	(135,449)	(129,505)	4.6%

Net income attributable to SNI	$129,003	$118,410	8.9%	$396,551	$375,677	5.6%

Net income attributable to SNI common shareholders per basic share of common stock	$0.88	$0.79		$2.69	$2.46

Net income attributable to SNI common shareholders per diluted share of common stock	$0.87	$0.78		$2.67	$2.44

Weighted average basic shares outstanding	146,578	149,985		147,499	152,731

Weighted average diluted shares outstanding	147,802	151,201		148,646	153,905

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SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)	As of
(in thousands, except share and par value amounts)	September 30, 2013	December 31, 2012

ASSETS
Current assets:
Cash and cash equivalents	$556,574	$437,525
Accounts receivable (less allowances: 2013- $6,557; 2012- $5,514)	575,041	565,298
Programs and program licenses	424,207	395,017
Deferred income taxes	28,311	26,338
Other current assets	66,869	60,098

Total current assets	1,651,002	1,484,276
Investments	486,571	489,703
Property and equipment, net	238,403	237,308
Goodwill	597,306	551,821
Other intangible assets, net	662,316	678,500
Programs and program licenses (less current portion)	415,674	371,856
Deferred income taxes	79,117	148,501
Other non-current assets	155,271	176,833

Total Assets	$4,285,660	$4,138,798

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$14,993	$12,633
Program rights payable	37,676	36,274
Customer deposits and unearned revenue	68,275	44,903
Employee compensation and benefits	58,840	56,553
Accrued marketing and advertising costs	8,288	10,689
Other accrued liabilities	75,835	91,577

Total current liabilities	263,907	252,629
Long-term debt	1,384,420	1,384,216
Other liabilities (less current portion)	238,628	237,402

Total liabilities	1,886,955	1,874,247

Redeemable noncontrolling interest	140,705	136,500

Equity:
SNI shareholders’ equity:
Preferred stock, $.01 par - authorized: 25,000,000 shares; none outstanding
Common stock, $.01 par:
Class A - authorized: 240,000,000 shares; issued and outstanding: 2013 - 111,731,919 shares; 2012 - 114,570,332 shares	1,118	1,146
Voting - authorized: 60,000,000 shares; issued and outstanding: 2013 - 34,317,171 shares; 2012 - 34,317,173 shares	343	343

Total	1,461	1,489
Additional paid-in capital	1,434,791	1,405,699
Retained earnings	568,155	452,598
Accumulated other comprehensive income (loss)	(37,999)	(38,862)

Total SNI shareholders’ equity	1,966,408	1,820,924
Noncontrolling interest	291,592	307,127

Total equity	2,258,000	2,128,051

Total Liabilities and Equity	$4,285,660	$4,138,798

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SCRIPPS NETWORKS INTERACTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)	Nine months ended September 30,
(in thousands)	2013	2012

Cash Flows from Operating Activities:
Net income	$532,000	$505,182
Depreciation and amortization of intangible assets	85,768	79,432
Amortization of network distribution costs	5,299	18,397
Program amortization	404,636	355,850
Equity in earnings of affiliates	(61,172)	(46,267)
Program payments	(470,454)	(478,931)
Dividends received from equity investments	60,035	45,096
Deferred income taxes	61,869	(53,164)
Stock and deferred compensation plans	38,624	30,838
Changes in certain working capital accounts:
Accounts receivable	(8,265)	30,837
Other assets	(2,218)	(10,619)
Accounts payable	1,756	(5,381)
Accrued employee compensation and benefits	2,019	417
Accrued / refundable income taxes	(5,320)	(11,660)
Other liabilities	26,065	(19,727)
Other, net	12,721	(6,703)

Cash provided by (used in) operating activities	683,363	433,597

Cash Flows from Investing Activities:
Additions to property and equipment	(47,394)	(34,058)
Collections (funds advanced) on note receivable	11,689	13,613
Purchase of subsidiary companies, net of cash acquired	(64,412)	(119,036)
Other, net	(32,123)	(15,777)

Cash provided by (used in) continuing investing activities	(132,240)	(155,258)

Cash provided by (used in) discontinued investing activities		10,000

Cash provided by (used in) investing activities	(132,240)	(145,258)

Cash Flows from Financing Activities:
Dividends paid	(66,367)	(55,032)
Dividends paid to noncontrolling interests	(146,647)	(148,181)
Repurchase of Class A common stock	(253,203)	(500,251)
Proceeds from stock options	36,500	89,019
Other, net	(2,539)	5,190

Cash provided by (used in) financing activities	(432,256)	(609,255)

Effect of exchange rate changes on cash and cash equivalents	182	62

Increase (decrease) in cash and cash equivalents	119,049	(320,854)
Cash and cash equivalents:
Beginning of year	437,525	760,092

End of period	$556,574	$439,238

Supplemental Cash Flow Disclosures:
Interest paid, excluding amounts capitalized	$38,660	$39,599
Income taxes paid	155,232	254,746

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NON-GAAP FINANCIAL MEASURES

Our chief operating decision maker evaluates the operating performance of our business segments and makes decisions about the allocation of resources to our business segments using a measure we call segment profit. Segment profit excludes interest, income taxes, depreciation and amortization, divested operating units, restructuring activities, investment results and certain other items that are included in net income determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Items excluded from segment profit generally result from decisions made in prior periods or from decisions made by corporate executives rather than the managers of the business segments. Depreciation and amortization charges are the result of decisions made in prior periods regarding the allocation of resources and are therefore excluded from the measure. Financing, tax structure and divestiture decisions are generally made by corporate executives. Excluding these items from our business segment performance measure enables us to evaluate business segment operating performance for the current period based upon current economic conditions and decisions made by the managers of those business segments in the current period.

A reconciliation of segment profit to operating income determined in accordance with GAAP for each business segment is as follows:

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Operating income	$232,427	$222,072	$741,853	$695,448
Depreciation and amortization of intangible assets:
Lifestyle Media	25,178	26,602	73,959	73,919
Corporate and other	4,336	2,376	11,809	5,513
Losses (gains) on disposal of property and equipment:
Lifestyle Media	95	17	1,500	103
Corporate and other		(1)	70	(1)

Total segment profit	$262,036	$251,066	$829,191	$774,982

The company defines free cash flow as cash provided by operating activities less dividends paid to noncontrolling interests and acquisitions of property and equipment. The company measures free cash flow as it believes it is an important indicator for management and investors as to the company’s liquidity, including its ability to reduce debt, make strategic investments and return capital to shareholders. A reconciliation of free cash flow is as follows:

(in thousands)	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012

Segment profit	$262,036	$251,066	$829,191	$774,982
Income taxes paid	(57,605)	(100,154)	(155,232)	(254,746)
Interest paid	(16,035)	(15,154)	(38,660)	(39,599)
Working capital and other	66,909	51,544	48,064	(47,040)

Cash provided by operating activities	255,305	187,302	683,363	433,597
Dividends paid to noncontrolling interests	(19,423)	(15,341)	(146,647)	(148,181)
Additions to property and equipment	(11,322)	(14,968)	(47,394)	(34,058)

Free cash flow	$224,560	$156,993	$489,322	$251,358

Since segment profit and free cash flow are non-GAAP measures, they should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance reported in accordance with GAAP.

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SUPPLEMENTAL FINANCIAL INFORMATION

Our lifestyle media division earns revenue primarily from the sale of advertising time on our national television networks, affiliate fees paid by cable and satellite television operators that carry our network programming, the licensing of our content to third parties, the licensing of our brands for consumer products such as books and kitchenware, and from the sale of advertising on our lifestyle media affiliated websites.

Supplemental information for Lifestyle Media is as follows:

(in thousands)	Three months ended September 30,			Nine months ended September 30,
	2013	2012	Change	2013	2012	Change

Operating revenues by brand:

Food Network	$202,359	$198,872	1.8%	$635,150	$616,162	3.1%
HGTV	219,082	195,363	12.1%	656,843	586,073	12.1%
Travel Channel	77,325	68,893	12.2%	237,851	209,254	13.7%
DIY Network	33,967	29,852	13.8%	104,526	91,221	14.6%
Cooking Channel	26,684	21,643	23.3%	81,592	63,863	27.8%
Great American Country	6,563	6,945	(5.5)%	19,982	16,927	18.0%
Digital Businesses	25,933	27,726	(6.5)%	77,161	78,446	(1.6)%
Other	3,044	2,623	16.1%	11,144	9,767	14.1%
Intrasegment eliminations	(16)			(1,146)	(197)

Total segment operating revenues	$594,941	$551,917	7.8%	$1,823,103	$1,671,516	9.1%

Operating revenues by type:

Advertising	$402,708	$374,583	7.5%	$1,250,125	$1,145,017	9.2%
Network affiliate fees, net	183,334	168,353	8.9%	545,773	500,816	9.0%
Other	8,899	8,981	(0.9)%	27,205	25,683	5.9%

Revenues for digital businesses in 2012 include business operations that are now captured within our corporate and other segment caption in 2013. The revenues from these business operations, previously captured in our lifestyle media segment, totaled $0.9 million in the third quarter of 2012 and $2.9 million for the year-to-date period of 2012.

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